Exhibit 10.7

AMENDMENT

TO THE

EMPLOYMENT/RETIREMENT BENEFITS AGREEMENT

This AMENDMENT TO THE EMPLOYMENT/RETIREMENT BENEFITS AGREEMENT (this “Amendment”), effective as of January 1, 2009, is made and entered into by and between Post, Buckley, Schuh & Jernigan, Inc., the PBSJ Corporation, on behalf of itself and its affiliates, a Florida corporation (the “Corporation”) and William W. Randolph, a resident of the State of Florida (“Employee”).

WITNESSETH:

WHEREAS, the Corporation and Employee are parties to the Employment/Retirement Benefits Agreement effective December 19, 2000 (the “Agreement”), which sets forth the terms and conditions of Employee’s retirement benefits with the Corporation;

WHEREAS, the parties now desire to amend the Agreement to, among other things, bring the terms of the Agreement into compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. Capitalized Terms. All capitalized terms that are used but not expressly defined in this Amendment have the respective meanings ascribed to them in the Agreement, and the definitions of those terms in the Agreement are incorporated by reference in this Amendment.

2. Expenses During Retirement Term. Because Section 409A of the Code prohibits a participant from having the option to elect cash or in-kind benefit, the following language is hereby deleted from Section 3:

“Throughout the 15-year term of the Employee’s Agreement, as amended, and at the sole option of the Employee, he may substitute expenses listed under items 3(k), (l), (m) and (n) enumerated below in lieu of direct cash remuneration.”

3. Taxable Reimbursements and Benefits. The following is inserted immediately after Section 14 of the Agreement as a new Section 15 of the Agreement:

“15. Taxable Reimbursements and Benefits. To the extent this Agreement provides for reimbursements of expenses incurred by the Employee or in-kind benefits the provision of which are not exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the following terms apply with respect to such reimbursements or benefits: (1) the reimbursement of expenses or provision of in-kind benefits will be made or provided only during the Retirement Term hereunder specified, or other period of time specifically provided herein; (2) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year will not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (3) all reimbursements will be made upon Employee’s request in accordance with the Corporation’s normal policies but no later than the last day of the calendar year immediately following the calendar year in which the expense was incurred; and (4) the right to reimbursement or the in-kind benefit will not be subject to liquidation or exchange for another benefit.”

4. Section 409A; Liability for Taxes; Tax Advice. The following is inserted immediately after Section 15 of the Agreement as new Section 16 of the Agreement:

“16. Section 409A; Liability for Taxes; Tax Advice. The parties intend for this Agreement to conform in all respects to the requirements under Section 409A of the Code or an exemption thereto. Accordingly, the parties intend for this Agreement to be interpreted, construed, administered and applied in a manner as shall meet and comply with the requirements of Section 409A of the Code or an exemption thereto. Notwithstanding any other provision of this Agreement, none of the Corporation, its subsidiaries or affiliates or any individual acting as a director, officer, employee, agent or other representative of the Corporation or a subsidiary or affiliate shall be liable to the Employee or any other person for any claim, loss, liability or expense arising out of any interest, penalties or additional taxes due by the Employee or any other person as a result of this Agreement or the administration thereof not satisfying any of the requirements of Section 409A of the Code. The Employee represents and warrants that Employee had the opportunity to review with his own tax advisors the federal, state, local and employment tax consequences of entering into this Agreement, including, without limitation, under Section 409A of the Code, and, with respect to such matters, the Employee relies solely on such advisors.”

5. Entire Agreement; Inconsistency; Ratification. This Amendment records the final, complete, and exclusive understanding among the parties regarding the amendment of the Agreement. In the event of a conflict or inconsistency between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall control and govern. As amended by this Amendment, the Agreement is ratified and remains in full force and effect in accordance with its terms.

6. Execution. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, notwithstanding that all of the parties are not signatories to the original or the same counterpart. A party’s receipt of a facsimile signature page or portable document format (PDF) copy of a signature page to this Amendment shall be treated as the party’s receipt of an original signature page.

[Signature Page Follows]

SIGNATURE PAGE TO

AMENDMENT TO EMPLOYMENT/RETIREMENT BENEFITS AGREEMENT

The undersigned have executed this Amendment to be effective as of the date first written above.

ATTEST:		Post, Buckley, Schuh & Jernigan, Inc.

/s/ Monica Vazquez		By:	/s/ Donald J. Vrana
Name:	Monica Vazquez	Name:	Donald J. Vrana
		Title:	CFO
/s/ Angela Padorani
Name:	Angela Padorani	EXECUTED: December 31, 2008

ATTEST:		The PBSJ Corporation

/s/ Monica Vazquez		By:	/s/ Donald J. Vrana
Name:	Monica Vazquez	Name:	Donald J. Vrana
		Title:	CFO
/s/ Angela Padorani
Name:	Angela Padorani	EXECUTED: December 31, 2008

WITNESS:		Employee:

/s/ Lynda Randolph		/s/ William W. Randolph
Name:	Lynda Randolph	Name:	William W. Randolph

/s/ Raegan Apostolatos		EXECUTED: December 30, 2008
Name:	Raegan Apostolatos